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                                                                    Exhibit 10.8

                                                    235 Littleton Road, Westford
                                                                  EXECUTION COPY

                              AGREEMENT OF SUBLEASE

      THIS AGREEMENT OF SUBLEASE ("Sublease") is made as of the 20th day of October, 2000, by and between Unisphere Networks, Inc., a Delaware corporation ("Landlord"), having an office at One Executive Drive, Chelmsford, MA 01824 and Sonus Networks, Inc. ("Tenant"), a Delaware corporation, having an office at 5 Carlisle Road, Westford, MA 01886.

                                     WITNESS

      WHEREAS, by Lease dated as of December 9, 1999, as amended by that certain Addendum to Lease dated as of June 23, 2000 (the "First Amendment") (collectively hereinafter the "Prime Lease") by and between 235 Littleton Road Associates, Inc. ("Prime Landlord") and Unisphere Solutions, Inc., Prime Landlord leased to Unisphere Solutions, Inc. the premises (as hereinafter defined) (the "Premises") which is located within the building known by the street address of 235 Littleton Road, Westford, MA 01886 (the "Building"), which Premises are more particularly described in the Prime Lease and include 8,418 rentable square feet consisting of Units 1, 3 & 5;

      WHEREAS, Unisphere Solutions, Inc. changed its name to Unisphere Networks, Inc. (hereinafter referred to as "Landlord");

      WHEREAS, Landlord desires to sublease to Tenant and Tenant desires to sublease from Landlord the Premises, and Landlord is willing to sublease the Premises on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:

      1. Subleasing of Premises. Subject to the written consent of the Prime Landlord, Landlord hereby subleases to Tenant and Tenant hereby subleases from Landlord the Premises, upon and subject to all of the terms, covenants, recitals and conditions hereinafter set forth.

      2. Term

            a. The term (the "Term") of this Sublease shall commence on February 1, 2001 (the "Commencement Date"), with said Term to expire at midnight on January 13, 2003 (the "Expiration Date"), unless sooner terminated as hereinafter provided.

            b. Tenant acknowledges that Landlord is in the process of constructing a new building into which it intends to relocate its operations from the Premises. Notwithstanding any other provision of this Sublease to the contrary, Landlord may deliver the Premises to Tenant at any time from February 1, 2001 to June 30, 2001 upon thirty (30)

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days notice ("Commencement Date Notice") to Tenant, provided that the
Commencement Date shall be extended to such date and the Rent, as hereinafter defined, shall become payable on the Commencement Date.

            c. Under no circumstances shall Landlord be required to vacate the Premises if its new building shall not be substantially complete, in Landlord's sole judgment. In the event that Landlord is unable to deliver the Premises to Tenant on or before June 30, 2001, then either party may terminate this Sublease in which case this Sublease shall terminate without further recourse to either party hereunder and shall be null and void with no further force or effect. Tenant shall have no right to terminate this Sublease (in the event of Landlord's failure to deliver the Premises on or before June 30, 2001) unless Tenant terminates that certain Agreement of Sublease by and between Landlord and Tenant dated of even date herewith relating to space lease at 5 Carlisle Road, Westford.

            d. Tenant shall not be required to take delivery of the Premises unless and until Landlord shall deliver possession of the Premises located at 5 Carlisle Road, Westford, Massachusetts.

            e. Tenant shall have the right to have entry and access to the Premises commencing on the twentieth day after receipt of the Commencement Date Notice and Tenant shall not be obligated to pay any rent due hereunder but all other terms and conditions of this Sublease shall be in full force and effect upon the date of entry into the Premises by Tenant for any purposes.

      3. Base Rent. During the Term, Tenant shall pay to Landlord, in lawful money of the United States which at the time shall be legal tender in payment of all debts and dues, public and private, an annual fixed rent (the "Base Rent") of $145,210.88 in monthly installments of $12,100.88. All such monthly installments shall be paid in advance, on the first (1st) day of each month during the Term, at the office of the Landlord, or such other place as Landlord may designate, without any setoff or deduction of any kind whatsoever.

      4. Additional Rent.

            (a) Beginning on the Commencement Date, Tenant shall pay, as Additional Rent one hundred percent (100%) of all additional rent payments for real estate taxes under Section 6 of the Prime Lease (as such terms are referred to in the Prime Lease) and one hundred percent (100%) of all payments for the use of the dumpster under Section 22 of the Prime Lease. Rental and any other sums due hereunder not paid by the due date shall bear interest of 18% per annum. All payments shall be made to Landlord at its address set forth in
Section 24 below, or at such other address or addresses as Landlord may from time to time designate by written notice to Tenant.

            Tenant shall also pay, as Additional Rent, the cost of all utilities furnished to Tenant on the Premises, including, but not limited to, electricity, gas, oil, water and sewer.

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Tenant agrees to pay any and all such charges for the Premises to Landlord in the event any such utilities are not separately metered to Tenant (to the extent Landlord is assessed such charges by Prime Landlord) or directly to the utility company if such utilities are separately metered.

            (b) Tenant's obligation to pay Additional Rent hereunder shall be on account of the period from and after the Commencement Date and shall survive the Expiration Date or sooner termination of the Term.

            (c) All amounts payable by Tenant to Landlord pursuant to this Sublease, including, without limitation, Base Rent and Additional Rent, shall be deemed and constitute rent and, in the event of any non-payment thereof, Landlord shall have all of the rights and remedies provided herein, in the Prime Lease or in law or at equity for non-payment of rent.

            (d) Tenant agrees to pay to Landlord Tenant's pro rata share of any taxes attributable to leasehold improvements, furniture or equipment within the Premises which are payable by Landlord under the Prime Lease.

      5. Care, Surrender and Restoration of the Premises.

            (a) Without limiting any other provision of this Sublease or the Prime Lease, Tenant shall take good care of the Premises, suffer no waste or injury thereto and shall comply with all those laws, orders and regulations applicable to the Premises, the Building and Tenant's use or manner of use thereof, which are imposed on Landlord, as tenant under the Prime Lease, in connection with the Premises and the Building, including without limitation any rules and regulations promulgated by the Prime Landlord.

            (b) At the expiration or other termination of the Term, Tenant shall surrender the Premises and all alterations and additions thereto (including any fixtures, panelling, railings and like installation installed at the Premises at any time by Tenant, by Prime Landlord or by Landlord) in good order, repair and condition, ordinary wear and tear and damage by casualty only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least thirty (30) days before such expiration or termination (but only to the extent required by Prime Landlord pursuant to the terms of the Prime Lease), all alterations and additions made by or on behalf of Tenant. Tenant shall repair any damage caused by such removal and restore the Premises and leave them clean and neat in compliance with the requirements of Section 5 of this Sublease and Sections 12 and 21 of the Prime Lease. All property permitted or required to be removed by Tenant upon the Expiration Date or sooner termination of the Term remaining in the Premises shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord, at Tenant's expense. Any such reasonable expenses shall be paid by Tenant to Landlord upon demand therefor and shall be deemed Additional Rent, collectible by Landlord in the same manner and with the same remedies as though said sums were Base Rent reserved hereunder.

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            (c) Upon the Expiration Date or sooner termination of the Term,
Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order and condition, ordinary wear and tear and damage by fire and other casualty excepted, and Tenant shall remove all of its property. If the Expiration Date or sooner termination of the Term of this Sublease falls on a Sunday, this Sublease shall expire at noon on the preceding Saturday unless it be a legal holiday, in which case it shall expire at noon on the preceding business day. Tenant shall observe and perform the covenants herein stated and Tenant's obligations hereunder shall survive the Expiration Date or sooner termination of the Term.

      6. Use. Tenant shall use and occupy the Premises for the purposes permitted under Section 8 of the Prime Lease, "Office Space", and for no other purpose.

      7. Subordination to and Incorporation of Terms of Prime Lease.

            (a) This Sublease is in all respects subject and subordinate to the terms and conditions of the Prime Lease and to the matters to which the Prime Lease is or shall be subordinate. Except as otherwise expressly provided in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Prime Lease are incorporated in this Sublease by reference and made a part hereof as if herein set forth at length, and shall, as between Landlord and Tenant (as if they were the Landlord and Tenant, respectively, under the Prime Lease and as if the Premises being sublet hereby were the Prime Lease Premises demised under the Prime Lease), constitute the terms of this Sublease, except to the extent that they do not relate to the Premises or are inapplicable to, inconsistent with, or modified or eliminated by, the terms of this Sublease. In particular, it is intended that Tenant shall not be subject to duplicate monetary obligations to Landlord and Prime Landlord. To the extent that Tenant is required by this Sublease to make monetary payments to Landlord (such as for rent, additional rent or upon default), Tenant shall not be obligated to the Prime Landlord for any such monetary obligations nor to Landlord for its monetary obligations to the Prime Landlord. Landlord and Tenant acknowledge and agree that Tenant has reviewed and is familiar with the Prime Lease and Landlord hereby represents that the copy delivered to Tenant for such purpose and attached hereto as Exhibit A is a true, correct and complete copy of such Prime Lease.

            (b) In the event of a default by Landlord, as tenant under the Prime Lease, resulting in the termination, reentry or dispossession thereunder, Prime Landlord shall take over all of the right, title and interest of Landlord under this Sublease and Tenant hereunder shall, at the option of the Prime Landlord, attorn to and recognize Prime Landlord as Landlord hereunder except that Prime Landlord shall not (i) be liable for any previous act or omission of Landlord under this Sublease, (ii) be subject to any offset, not expressly provided for in this Sublease, which theretofore accrued to Tenant against Landlord, or (iii) be bound by any previous modification of this Sublease or by any previous prepayment of more than one month's rent, and shall, promptly upon Prime Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Tenant hereby waives all rights under any present or future law to elect, by reason of the termination of such Prime Lease, to terminate this Sublease or surrender possession of the Premises.

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      8. Tenant's Obligations. Except as otherwise specifically provided herein, during the term of this Sublease all acts to be performed and all of the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements to be observed by and inuring to the benefit of, Landlord, as tenant under the Prime Lease of the Premises and arising from and after the Commencement Date, shall be performed, and observed by, and shall inure to the benefit of, Tenant, and Tenant's obligations shall run to Landlord or the Prime Landlord as Landlord may determine to be appropriate or required by the respective interests of Landlord and Prime Landlord. Tenant shall indemnify Landlord against, and hold Landlord harmless from and against, all costs, damages, claims, liabilities, liens and expenses (including, but not limited to, reasonable attorneys' fees and disbursements, court costs and other expenses of litigation or arbitration) paid, suffered, incurred by or claimed against Landlord as a result of the nonperformance or nonobservance by Tenant, Tenant's agents, contractors, employees, invitees or licensees of any such terms, provisions, covenants, stipulations, conditions, obligations and agreements contained in the Prime Lease. In furtherance of the foregoing, Tenant shall not
(i) do or permit to be done anything prohibited to Landlord, as tenant under the Prime Lease, or (ii) take any action or do or permit anything which would result in any additional cost or other liability to Landlord under the Prime Lease and/or this Sublease. In the event of any inconsistency between the Prime Lease and this Sublease, such inconsistency (i) if it relates to obligations of, or restrictions on, Tenant, shall be resolved in favor of that obligation which is more onerous to Tenant or that restriction which is more restrictive of Tenant, as the case may be, or (ii) if it relates to the rights of, or benefits to be conferred upon, Tenant, shall be resolved in favor of this Sublease.

      9. Landlord's Obligations. Anything contained in this Sublease or in the Prime Lease to the contrary notwithstanding, Landlord shall have no responsibility to Tenant for, and shall not be required to provide, any of the services or make any of the repairs or restorations that Prime Landlord has agreed to make or provide, or cause to be made or provided, under the Prime Lease (including, without limitation, those set forth in Sections 11(B) [Lessor's Obligations], and Section 16 [Indemnification and Liability] thereof), and Tenant shall rely upon, and look solely to, Prime Landlord for the provision or making thereof. If Prime Landlord shall default in the performance of any of its obligations under the Prime Lease, or if Tenant wishes to file a protest or to dispute any matter or thing, Landlord has the right to protest or dispute as tenant under the Prime Lease, then Tenant shall advise Landlord of such protest or dispute (together with all material facts and circumstances pertaining thereto) and Landlord shall make demand on Prime Landlord and shall employ all reasonable efforts to cause Prime Landlord to cure such default or resolve such dispute. Except as may result from a default of Landlord from its obligations specified in the preceding sentence, Tenant shall not make any claim against Landlord for any damage which may arise, nor shall Tenant's obligations hereunder be impaired or abated (except for any abatement provided to and actually received by Landlord) by reason of (i) the failure of Prime Landlord to keep, observe or perform its obligations pursuant to the Prime Lease, or (ii) the acts or omissions of Prime Landlord and each of its agents, contractors, servants, employees, invitees or licensees.

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      10. Covenants with respect to the Prime Lease. Tenant covenants and agrees that Tenant shall not do anything that would constitute a default under the Prime Lease or omit to do anything that Tenant is obligated to do under the terms of this Sublease so as to cause there to be a default under the Prime Lease.

      11. Broker. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker in connection with this Sublease. Tenant shall indemnify Landlord against, and hold Landlord harmless from, any claim on, or liability to, any broker or any other party with whom Tenant shall have dealt in connection with this transaction and Sublease.

      12. Indemnification.

            12.1 Reciprocal Indemnification of Landlord and Tenant.

                  (a) Tenant shall indemnify, defend with competent and experienced counsel and hold harmless Landlord from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent arising from or in connection with the negligence or willful misconduct of Tenant, its agents, employees, representatives or contractors.

                  (b) Landlord shall indemnify, defend with competent and experienced counsel and hold harmless Tenant, its subsidiaries and affiliates and their respective officers, directors, shareholders and employees, from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent arising from or in connection with the negligence or willful misconduct of Landlord, its agents, employees, representatives or contractors.

                  (c) The party seeking indemnification under this Section (the "Indemnified party") shall provide prompt written notice of any third party claim to the party from whom indemnification is sought (the "Indemnifying Party"). The Indemnifying Party shall have the right to assume exclusive control of the defense of such claim or at the option of the Indemnifying Party, to settle the same. The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party in connection with the performance of the Indemnifying Party's obligations under this Section.

                  (d) Notwithstanding anything to the contrary contained in this Sublease, neither party hereto shall be liable to the other for any indirect, special, consequential or incidental damages (including without limitation loss of profits, loss of use or loss of goodwill) regardless of (i) the negligence (either sole or concurrent) of either party' or (ii) whether either party has been informed of the possibility of such damages. It is expressly understood and agreed that damages payable by either party to Prime Landlord shall be deemed to constitute direct damages of such party. This subparagraph (d) shall not be applicable to Section 21 of this Sublease.

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            12.2 Indemnification by Tenant of Prime Landlord. Tenant agrees to defend, save harmless and indemnify Prime Landlord to the same extent as Landlord is required to do so under the provisions of the Prime Lease including, but not limited to, Section 16 of the Prime Lease.

            12.3 Survival. The provisions of this Section shall survive the expiration or earlier termination of this Sublease.

      13. Quiet Enjoyment. Subject to the terms and conditions hereof and as long as Tenant pays all of the Base Rent and Additional Rent due hereunder and otherwise performs and observes all of the obligations, terms and conditions contained herein and in the Prime Lease as herein incorporated, Tenant shall peaceably and quietly have, hold and enjoy the Premises.

      14. Termination of Prime Lease. If for any reason the term of the Prime Lease is terminated prior to the Expiration Date of this Sublease, this Sublease shall thereupon terminate, and Landlord shall not be liable to Tenant by reason thereof unless such termination is due solely to an event of default on behalf of Landlord. Notwithstanding the foregoing, if the termination of the Prime Lease does not result in the termination of this Sublease by reason of Tenant's attornment to, and recognition of, Prime Landlord as landlord hereunder in accordance with the provisions of Section 7(b) hereof, Landlord shall not be liable to Tenant hereunder for damages or otherwise, and Landlord's obligation to Tenant shall be limited to returning to Tenant a portion of any rent paid in advance by Tenant, if any, prorated as of the date of such termination.

      15. Modification of Prime Lease. For the purposes hereof, the terms of the Prime Lease are subject to the following modifications:

            (a) In all provisions of the Prime Lease requiring the approval or consent of Prime Landlord, Tenant shall be required to obtain the approval or consent of both Prime Landlord and Landlord. In all provisions of the Prime Lease requiring that notice be given to Prime Landlord, Tenant shall be required to give notice to both the Prime Landlord and Landlord.

            (b) The following provisions of the Prime Lease do not apply to Tenant and are hereby deleted in respect of this Sublease: Sections 3 (Term), 13 (Assignments -- Subleasing) (as between Landlord and Tenant only), 18 (Fire, Casualty -- Eminent Domain) (but only with respect to any right to terminate the Prime Lease) and 22 (Other Provisions).

      16. Consents. Landlord's refusal to consent to or approve any matter or thing, whenever Landlord's consent or approval is required under this Sublease or under the Prime Lease, as incorporated herein, shall be deemed reasonable if Prime Landlord has refused or failed to give its consent or approval to such matter or thing.

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      17. Condition of the Premises; Tenant's Changes.

            (a) Tenant represents it has made a thorough examination of the Premises and it is familiar with the condition thereof. Tenant acknowledges that it enters into this Sublease without any representation or warranties by Landlord except as set forth in this Lease, or anyone acting or purporting to act on behalf of Landlord, as to the present or future conditions of the Premises or the appurtenances thereto or any improvements therein or of the Building. It is further agreed that Tenant does and will accept the Premises "as is" in their present condition and Landlord has no obligation to perform any work therein.

            (b) Notwithstanding anything to the contrary contained in the Prime Lease, Tenant shall not make any changes to the Premises whatsoever, including, without limitation, structural or non-structural changes, without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed but subject to prior consent of Prime Landlord in accordance with the Prime Lease. All structural and/or non-structural changes shall be subject to the Construction Specifications attached hereto as Exhibit B.

      18. Assignment and Subletting.

            (a) Tenant, for itself, its successors and assigns, expressly covenants that it shall not assign, whether by operation of law or otherwise, mortgage or pledge or otherwise transfer or encumber this Sublease, or sublet all or any part of the Premises without obtaining the prior written consent of Landlord which consent may be given or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord's consent shall not be unreasonably withheld with respect to assignments or transfers to Affiliated Entities. Affiliated Entities shall mean (i) a subsidiary of Tenant, (ii) a corporation or other entity into or with which Tenant has merged or consolidated or to which substantially all of Tenant's stock or assets are transferred, or (iii) any corporation or other entity which controls, is controlled by, or is under common control with Tenant.

            Notwithstanding the foregoing, provided there is no default continuing beyond any applicable notice and/or cure period, Landlord also agrees, upon the written request of Tenant, to not unreasonably withhold its consent to a sub-sublease of the Premises by Tenant, provided and on the condition that: (i) such sub-sublease including the subtenant shall be subject to Prime Landlord's prior approval, which approval shall be governed by the terms of the Prime Lease; (ii) such subtenant shall be of a business reputation reasonably acceptable to Landlord; (iii) such subtenant shall have a financial net worth, determined by generally acceptable accounting principles, satisfactory to Landlord (and Tenant shall supply financial information and documentation regarding such financial status to Landlord thirty (30) days prior to the execution of any new sub-sublease); (iv) the terms of such new sub-sublease shall be on the same or better terms as this Sublease (or if any term may be less favorable to Landlord, the inclusion of such change in the new sub-sublease shall be subject to Landlord's sole discretion); (v) the new sub-sublease shall be unconditionally guaranteed by Tenant, which form of guaranty shall be satisfactory to Landlord; (vi) Tenant shall reimburse Landlord for its reasonable out-of-pocket expenses, including reasonable

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attorney's fees, incurred in connection with such surrender and sub-sublease and
Tenant shall be solely responsible for any leasing commissions, improvements allowances or other expenses relating to the proposed sub-sublease; (vii) Tenant shall not be in default hereunder; (viii) Tenant shall pay to Landlord 50% of all rents received in connection with such sub-sublease in excess of the rents set forth herein; and (ix) the new sub-sublease shall be in the form of this Sublease. Any obligations of Tenant to reimburse Landlord hereunder shall survive the surrender of the Sublease.

            (b) If Tenant requests Landlord's consent to a sublease as set forth above, Tenant, together with such request for consent, shall provide Landlord with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed transfer, including, without limitation, a copy of the proposed sub-sublease or other contractual documents and evidence satisfactory to Landlord that the proposed transferee is financially responsible.

            With respect to any sub-sublease of fifty (50%) percent or more of the Premises, Landlord may have the right to recapture the Premises if Tenant proposes to sub-sublease the Premises to a third party after the one year anniversary of the Commencement Date. Landlord must exercise (or forego) its recapture rights within fifteen (15) days of its receipt of Tenant's sublease/assignment notice. In order to effectuate its recapture rights, Landlord may terminate, at its election, the sublease with respect to the entire Premises or with respect to that portion of the Premises described in the sub-sublease and Tenant shall have no further obligations (except as otherwise specifically set forth in this Sublease) with respect to that portion of the Premises which are recaptured (and there shall be a pro rata reduction in Rent and the Security Deposit based upon the rentable square footage of the recaptured portion of the Premises relative to the rentable square footage of Premises prior to recapture), except as specifically set forth herein, and Tenant shall at its expense erect, if necessary, a demising wall to separate the remainder of the Premises from that portion of the Premises which is being recaptured and to take such other steps as shall be necessary to make the portion of the Premises that is not being recaptured into a self-contained, lawfully demisable rental unit.

            (c) In the event Landlord is requested to consent to an assignment of this Sublease or a subletting of the Premises, Tenant shall pay all costs and expenses in connection with such assignment or subletting, including, without limitation, any reasonable attorneys' fees of Landlord in connection with its review of the assignment or subletting documents, any cost of renovating, altering or decorating the Premises for a new occupancy (if Tenant desires to do the same) and any leasing brokerage fees payable.

            (d) The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this Sublease or in the Premises or be deemed to be the written consent of Landlord mentioned in this Section, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

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                                     - 10 -


            (e) If this Sublease is assigned, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may at any time and from time to time, collect rent and other charges from the assignees, subtenants or occupants, and apply the net amount collected to the Base Rent and other charges herein reserved, but no such assignment, sublease or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, Tenant or occupant as a Landlord, or a release of Tenant from the further performance of covenants on the part of Tenant herein contained, including without limitation, Tenant's obligation to pay the Base Rent and other charges, or a release of the Security Deposit (as hereinafter defined). The consent by Landlord to an assignment or subletting or occupancy shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting or occupancy.

            (f) Notwithstanding the immediately preceding sentences, any steps taken by Landlord or Tenant in this regard shall be subject to all terms and conditions of the Prime Lease.

            (g) Landlord reserves the right to transfer and assign its interest in and to this Sublease to any entity or person who shall succeed to Landlord's interest in and to the Prime Lease.

            (h) Consent by Landlord to any assignment, transfer or subletting to any party shall not be construed as a waiver or release of Tenant from the terms of any covenant or its primary responsibility under this Sublease, nor shall consent to one assignment, transfer or sublease to any person, partnership, firm or corporation be deemed to be a consent to any subsequent assignment, transfer or subletting to another person, partnership, firm or corporation; Tenant shall remain directly and primarily liable and any such sublessee or assignee agrees directly with Landlord by written instrument reasonably satisfactory to Landlord to be bound by all of the obligations of Tenant.

      19. Insurance.

            (a) Tenant agrees to maintain all insurance coverages specified in and in accordance with Section 17 of the Prime Lease (including without limitation commercial general liability and property damage insurance, casualty insurance and, in addition, statutory workers' compensation insurance). All such insurance shall be underwritten by a company or companies licensed to do insurance business in the Commonwealth of Massachusetts by the Department of Insurance and in good standing, and shall be written on an "occurrence basis." All such insurance policies shall name Landlord and Prime Landlord as additional insureds thereunder and, in addition, shall name as additional insureds the holders of any mortgage of the Building, or the property on which the building is located (the "Property"), of which Tenant is notified in writing, as their respective interests may appear. Tenant shall furnish Landlord receipts evidencing payment of the premiums for such insurance (if requested by Landlord) and shall deposit with Landlord certificates for such insurance no later than the Rent Commencement Date and at least fifteen (15) days before each insurance renewal date thereof, bearing the endorsement that the polices will not

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be canceled nor will coverages be reduced until after ten (10) days' prior written notice to both Landlord and Prime Landlord of such proposed action. Tenant shall pay all premiums and charges for such insurance, and if Tenant shall fail to obtain such insurance, Landlord may, but shall not be obligated to, obtain the same, in which event the amount of the premium paid shall be paid by Tenant to Landlord upon Landlord's demand therefor, shall be deemed Additional Rent and shall be collectible by Landlord in the same manner and with the same remedies as though said sums were Additional Rent reserved hereunder.

            (b) Tenant acknowledges that Landlord will not carry any insurance in favor of Tenant, and that neither Prime Landlord nor Landlord will carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements or appurtenances of Tenant in or about the Premises.

      20. Waiver of Subrogation.

            (a) Any casualty insurance carried by the Tenant with respect to the Premises, the Building or the Property, or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss, provided that such clause or endorsement is obtainable without payment of an additional premium. If such clause or endorsement is obtainable upon payment of an additional premium, notice thereof shall be given to the Landlord and the Landlord may request the Tenant to obtain it and shall reimburse the Tenant for the cost of such additional premium.

            (b) Each party, notwithstanding any provisions of this Sublease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent such party's policy permits such waivers of subrogation and then only with respect to sums which are collectible thereunder. Landlord shall be afforded the protection of this provision notwithstanding any right which Tenant may have to self insure.

      21. End of Term. If Tenant shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the Term hereof, as the same may be extended, the parties agree that no such holding over by Tenant shall operate to extend or renew this Sublease, and that any such holding over shall cause Tenant to become a month-to-month tenant and Tenant shall be obligated to pay monthly installment of Base Rent and Additional Rent in an amount equal to one hundred fifty percent (150%) times the sum of the installment of Base Rent and Additional Rent payable during the last full calendar month of the Lease Term, and such tenancy shall otherwise be subject to all the terms, conditions, covenants and agreements of this Sublease. Tenant further agrees to pay to Landlord all direct, indirect and consequential damages, costs and expenses incurred by Landlord as a result of such holding over, including without limitation, any costs and expenses that Prime Landlord charges to Landlord on account thereof and Tenant agrees to indemnify Landlord against, and hold Landlord harmless from, any damage, loss, claim, liability or expenses, including without limitation, reasonable attorneys' fees arising out of such holding over.

      22. Default.

            (a) In the event that Tenant shall default in the payment of Base Rent, Additional Rent or any other charge payable hereunder within five (5) days after written notice, or shall default in the performance or observance of any of the terms, conditions and covenants of this Sublease within twenty (20) days after written notice, or, if not curable within said twenty-day period, Tenant does not commence to cure said default within said twenty-day period and diligently prosecute the same to completion, and provided that there exists no event of default under the Prime Lease, Landlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to Prime Landlord under the Prime Lease with respect to defaults by Landlord as tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were set forth herein in their entirety, and Tenant shall have all of the obligations of the tenant under the Prime Lease with respect to such default or defaults.

            Notwithstanding anything to the contrary as contained herein the parties acknowledge that there is not a grace period under the Prime Lease for non-monetary default, and accordingly, should Prime Landlord notify Landlord of a default with respect to non-monetary matters, the twenty (20) day period set forth above shall automatically be revoked.

            (b) In the event of a default by Tenant in the performance of any of its non-monetary obligations hereunder, including those under the Prime Lease, Landlord may, at its option, and without waiving any other remedies for such default herein or at law or by incorporation by reference of the Prime Lease provided, at any time thereafter, give written notice to Tenant that if such default is not cured, or the cure not commenced, within twenty (20) days after notice, and if so commenced is not thereafter pursued diligently to completion, Landlord may cure such default for the account of Tenant, and any amount paid or incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees promptly to reimburse Landlord therefor and save Landlord harmless therefrom; provided, however, that Landlord may cure any such default as aforesaid prior to the expiration of any waiting period if reasonably necessary to protect Landlord's interest under the Prime Lease or to prevent injury or damage to persons or property.

            (c) In addition to any other event of default under this Sublease or the Prime Lease, it shall be an event of default under this Sublease, without any notice or cure period, if Tenant shall be in default under that certain Agreement of Sublease between Landlord and Tenant dated October 20, 2000 relating to space located at 5 Carlisle Road, Westford, MA continuing beyond any applicable notice and/or cure period.

      23. Destruction, Fire and other Casualty. If the whole or any part of the Premises or the Building shall be damaged by fire or other casualty and the Prime Lease is not terminated on account thereof by either Landlord or Prime Landlord in accordance with the terms thereof this Sublease shall remain in full force and effect and Base Rent and Additional Rent, shall not abate except to the extent Base Rent and Additional Rent for the Premises shall abate under the terms of the Prime Lease.

      Notwithstanding the foregoing, if and only to the extent Landlord has an opportunity under Section 18 of the Prime Lease to terminate the Prime Lease with respect to the Premises ("Casualty Termination Option"), Landlord shall within ten (10) days of such Casualty Termination Option notify Tenant whether Landlord has elected to terminate or not terminate the Prime Lease. If Landlord has decided not to terminate the Prime Lease under Section 18 of the Prime Lease with respect to the Premises, Tenant may decide, notwithstanding such decision, that it elects to terminate the Sublease provided (i) there is no default hereunder, and (ii) Tenant informs Landlord within five (5) business days of receipt of such Casualty Termination Option from Landlord that it elects to terminate the Sublease which event the Sublease shall terminate in accordance with Section 18 of the Prime Lease. If Tenant fails to satisfy all of the foregoing conditions, Tenant shall be deemed to have waived any rights set forth herein. All times set forth herein are of the essence.

      24. Notices.

            (a) Whenever, by the terms of this Sublease, notice, demand or other communication shall or may be given to either party, the same shall be in writing and addressed as follows:

                   If to Landlord:   Unisphere Networks, Inc.
                                     One Executive Drive
                                     Chelmsford, MA 01824
                                           Attn: Suzanne M. Zabitchuck
                                                 General Counsel

                   with a copy to:
                                     Gadsby Hannah LLP
                                     225 Franklin Street
                                     Boston, MA 02110
                                           Attn: Cynthia B. Keliher, Esq.

                   If to Tenant:     Sonus Networks, Inc.
                                     5 Carlisle Road
                                     Westford, MA 01886
                                     Attn: Stephen J. Nill, Vice President of
                                           Finance and CFO

or to such other address or addresses as shall from time to time be designated by written notice by either party to the other as herein provided. All notices shall be sent by registered or certified mail, postage prepaid and return receipt requested, or by Federal Express or other comparable courier providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the third business day following the mailing thereof, or (ii) if sent by courier, the date of its receipt (or, if such day is not a business day, the next succeeding business day). Landlord and Tenant each promptly shall deliver to the other copies of all notices, requests, demands or other communications which relate to the Premises or the use or occupancy thereof after receipt of the same from Prime Landlord or others.

            (b) Each party hereunder shall promptly furnish the other with copies of all notices under the Prime Lease or this Sublease with respect to the Premises which such party shall receive from Prime Landlord under the Prime Lease.

      25. Sublease Conditional Upon Certain Consents. Landlord and Tenant each acknowledge and agree that this Sublease is subject to Landlord's obtaining the unconditional consent of Prime Landlord in accordance with the terms of the Prime Lease, and that if such consent shall not be obtained within forty-five
(45) days of the date hereof, then this Sublease shall be deemed cancelled and terminated and neither of the parties hereto shall have any liability to the other.

      26. Security Deposit. Tenant concurrently with the execution of this Sublease has deposited with Landlord a deposit (the "Security Deposit") in the amount of Twelve Thousand One Hundred 88/100 Dollars ($12,100.88) to be held by Landlord without interest as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Sublease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. Landlord shall not be required to maintain the Security Deposit in a separate account. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of Base Rent and Additional Rent, Landlord may apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Base Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Sublease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord. The Security Deposit is not to be used or applied by Tenant as a substitute for rent due any month, but may be so applied by Landlord at any time at Landlord's option. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Sublease or by law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If Landlord applies or retains any part of the Security Deposit, Tenant, upon written demand therefor by Landlord, shall deposit cash with Landlord in such amount so that Landlord shall have the full deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the balance of the Security Deposit, if any, shall be returned to Tenant within thirty (30) days after the Expiration Date and after the delivery of the entire possession of the Premises to Landlord.

      27. Payment of the First Month's Base Rent. Tenant shall pay to Landlord the first monthly installment of the applicable Base Rent upon execution of this Sublease.

      28. Signage. Any signage contemplated by the Tenant shall be subject the consent of the Prime Landlord. Landlord shall have no obligation or responsibility to remove any signage which exists at the Premises as of the Commencement Date.

      29. Landlord's Representations. Landlord hereby represents and warrants that (i) the Prime Lease is in full force and effect, (ii) the Prime Lease attached hereto as Exhibit A is the complete Prime Lease and that, except for the Addendum to Lease dated June 23, 2000, the Prime Lease has not been amended or modified; (iii) to the best of Landlord's knowledge, there are no existing setoffs, defenses or counterclaims against the Prime Landlord with respect to the payment of rent reserved under the Prime Lease or any performance of other terms, conditions or covenants of the Prime Lease on the part of the Tenant under the Prime Lease to be performed; and (iv) there exists no defaults or breaches of Prime Landlord's or Tenant's obligations under the Prime Lease nor, to the best of Landlord's knowledge, any event which with the giving of notice or passage of time, or both, would constitute a default under the Prime Lease.

      30. Miscellaneous.

            (a) This Sublease may not be extended, renewed, terminated, or otherwise modified except by an instrument in writing signed by the party against whom enforcement of any such modification is sought.

            (b) It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Sublease, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement, representation or warranty made by the other not embodied in this Sublease.

            (c) The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

            (d) The provisions of this Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws. Landlord and Tenant agree to submit to jurisdiction in the Commonwealth of Massachusetts with respect to any dispute under or arising out of this Sublease and agree that any such dispute shall be brought either in the courts of the Commonwealth of Massachusetts or in the applicable federal district court located in Massachusetts.

            (e) If any provision of this Sublease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstance other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

            (f) This Sublease may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same document.

            (g) This Sublease (or any notice hereof) shall not be recorded.

            (h) Landlord and Tenant hereby each waive trail by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Sublease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises.

            (i) This Sublease includes and incorporates all Exhibits referred to hereby and attached hereto.

                      [SIGNATURES APPEAR ON THE NEXT PAGE]

      IN WITNESS WHEREOF, this Agreement of Sublease has been duly executed as of the day and year first above written.

                                     LANDLORD:
                                     UNISPHERE NETWORKS, INC.


                                     By: /s/ John J. Connolly
                                         --------------------------------
                                     Name: John J. Connolly
                                           ------------------------------
                                     Title: V.P. Finance & CFO.
                                            -----------------------------

                                     TENANT:
                                     SONUS NETWORKS, INC.


                                     By: /s/ S. J. Nill
                                         --------------------------------
                                     Name: S. J. Nill
                                           ------------------------------
                                     Title: VP & CFO
                                            -----------------------------

                                    EXHIBIT A
                                   Prime Lease

                                 Attached hereto

                                    EXHIBIT B
                          TENANT IMPROVEMENTS AGREEMENT

      This Tenant Improvements Agreement (the "Agreement") is attached to and made a part of the Sublease. The capitalized terms used in this Agreement that are defined in the Sublease shall have the same meanings as provided in the Sublease.

1.    General

      This Agreement sets forth the terms and conditions governing Tenant's construction of improvements to be installed in the Premises (the "Tenant Improvements").

2.    Intentionally Omitted.

3.    Design and Schedule.

      3.1   Tenant Plans for Tenant Improvements.

            (a) Space Plan: The "Space Plan" as used herein shall mean a plan containing, among other things, a partition layout, door location and, if appropriate, some furniture located in key spaces within the Premises.

            (b) Construction Drawings and Specifications: The "Construction Drawings and Specifications" as used herein shall mean the construction working drawings, the mechanical, electrical and other technical specifications, and the finishing details, including wall finishes and colors and technical and mechanical equipment installation, if any, all of which details the installation of the Tenant Improvements in the Premises. The Construction Drawings shall be signed by Tenant's Representative:

                  (i) be compatible with the Building shell, and with the design, construction and equipment of the Building;

                  (ii) comply with all applicable laws, codes and ordinances including the Americans With Disabilities Act, and the rules and regulations of all governmental authorities having jurisdiction;

                  (iii) comply with all applicable insurance regulations and the requirements of the Board of Underwriters for a fire resistant Class A building; and

                  (iv) include locations of all Tenant Improvements including complete dimensions.

      3.2 Approvals by Landlord. The Space Plan and all Construction Drawings and Specifications for the Tenant Improvements shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed, except that Landlord shall have complete discretion with regard to granting or withholding approval of Construction Drawings and Specifications to the extent they impact the Building's structure or systems, affect future marketability of the Building or would be visible from the common facilities or exterior of the Building. Any changes, additions or modifications that Tenant desires to make to the Tenant Plans shall also be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed except as provided above for Building structure, system or appearance impact.

4. Construction of Tenant Improvements. Following Landlord's and Landlord's final approval of the Tenant Plans and Tenant obtaining permits, Tenant shall commence and diligently proceed with the construction of the Tenant Improvements. Landlord and Tenant acknowledge that Tenant shall hire a contractor mutually acceptable to Prime Landlord, Landlord and Tenant (in their reasonable discretion) to complete the Tenant Improvements. The Tenant Improvements shall be conducted with due diligence, in a good and workmanlike manner befitting a first class office building, and in accordance with the Tenant Plans and all applicable laws, codes, ordinances and rules and regulations of all governmental authorities having jurisdiction.

      Tenant hereby agrees to indemnify Landlord and Landlord and hold Landlord and Landlord harmless from any and all claims for personal or bodily injury and property damage that may arise from the performance of the Tenant Improvements, whether resulting from the negligence or willful misconduct of its general contractors, subcontractors or otherwise. Tenant and its contractors and subcontractors shall execute such additional documents as Landlord deems reasonably appropriate to evidence said indemnity.

      Notwithstanding the foregoing, Tenant shall not commence the Tenant Improvements until the following is provided:

      (a) Insurance. Prior to construction, Tenant shall provide Landlord with an original certificate of All-Risk Builder's Risk Insurance (the "Builder's Risk Insurance Policy"), subject to Landlord's reasonable approval, in the minimum amount of the replacement cost of the Tenant Improvements issued by a company or companies acceptable to Landlord and authorized to do business in the Commonwealth of Massachusetts, covering the Premises (including the Premises), with premiums prepaid, and which names the Landlord as an additional insured. Said policy shall insure the Tenant Improvements and all materials and supplies for the Tenant Improvements stored on the Premises (or at any other sites and including the Premises) against loss or damage by fire and the risks and hazards insured against by the standard form of extended coverage, and against vandalism and malicious mischief, and such other risks and hazards as Landlord may reasonably request. Said insurance coverage shall be for 100% of replacement cost, including architectural fees. The Builder's Risk Insurance Policy shall contain a provision that the insurance company waive the rights of recovery or subrogation against Landlord, its agents, servants, invitees, employees, co-tenants, co-venturers, affiliate companies, and their insurers.

      (b) Governmental Permits. Building permits and other appropriate permits and licenses from the appropriate agency or office of any governmental or regulatory body having jurisdiction over the Premises and which are required for the construction of the Tenant Improvements.

      (c) Additional Insurance. Additional insurance in the form of and meeting the requirements as Landlord and Prime Landlord may determine in their reasonable discretion provided it is commercially reasonable under the circumstances..

5. Change Orders. If Tenant requests any change or addition to or subtraction from the Tenant Improvements ("Change Order") after Tenant's and Landlord's approval of the final and complete Construction Drawings and Specifications for the Tenant Improvements, Landlord shall respond to Tenant's request for consent as soon as possible, but in no event later than five (5) working days after being made. Any changes, additions or modifications that Tenant desires to make to the Tenant Plans shall not be unreasonably withheld, except that Landlord shall have complete discretion with regard to granting or withholding approval for Building structure, system or appearance as provided in Section 3.2 above.

6. Cooperation With Other Tenants. Tenant shall promptly remove from the common facilities any of Tenant's vehicles, equipment, materials, supplies or other property deposited in the common facilities during the construction of the Tenant Improvements. Further, Tenant shall at no time disrupt or allow disruption to any existing Landlord's parking vehicles and pedestrian access, nor allow disruptions of mechanical, electrical, telephone and plumbing services. In addition, Tenant shall not interrupt the normal business operation of any other tenant at the Building or on the Lot.

7. Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all reasonable times. Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute the Landlord's approval of same.

8. Removal of Specialized Tenant Improvements. Portions of the Tenant Improvements, if any, as reasonably determined by Landlord to be specialized improvements shall, at the election of Landlord, either be removed by Tenant at its expense before the expiration of the Term or shall remain in the Premises and be surrendered therewith at the expiration date or earlier termination of this Sublease as the property of Landlord without disturbance, molestation or injury. If Landlord requires the removal of all or part of said specialized Tenant Improvements, Landlord shall so notify Tenant at the time that Landlord renders its approval to the Space Plan and Construction Drawings pursuant to Section
      3.2 above, and Tenant, at the expiration or earlier termination of the Sublease, at its expense, shall repair any damage to the Premises or the Building caused by such removal and restore the Premises to its condition prior to the installation of such specialized Tenant Improvements. If Tenant fails to remove said specialized Tenant Improvements that Tenant is required to remove hereunder, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal, repair and restoration, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand.

9. Completion of Tenant Improvements. Tenant shall notify Landlord in writing when the Tenant Improvements have been substantially completed. Landlord shall thereupon have the opportunity to inspect the Premises in order to determine if the Premises has been substantially completed in accordance with the Tenant Plans. If the Tenant Improvements has not been substantially completed in accordance with the Tenant Plans, Landlord shall immediately following inspection, provide Tenant with written notification of the items deemed incorrect or incomplete. Tenant shall forthwith proceed to correct the incorrect or incomplete items. Notwithstanding anything to the contrary, the Tenant Improvements shall not be considered suitable for review by Landlord until all designated or required governmental inspections, permits and certifications necessary for the Tenant Improvements, including, but not limited to a temporary or final certificate of occupancy, have been made, given and/or posted.

10. Consent of Landlord. Tenant shall be solely responsible for obtaining the consent of Prime Landlord to the construction of the Tenant Improvements pursuant to the terms and conditions of the Prime Lease prior to any construction therein and immediately upon receipt shall deliver a copy of such consent to Landlord.